Exhibit 99.1


                           CERTIFICATION PURSUANT TO
                                SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002



     In connection with the Quarterly Report of Blount International, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James S. Osterman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowlege:

     (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the report.

A signed original of this written statement required by section 906 has been provided to Blount International, Inc. and will be retained by Blount International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 15, 2003

/s/ James S. Osterman
------------------------------------
James S. Osterman
President and
Chief Executive Officer